EXHIBIT 21

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 2001
                                                              Voting
                                           Where              Securities
                                           Incorporated       Owned

Balmanta S.A. (2)                          Ecuador            100%
Compania Ecuatoriana de Balsa, S.A.        Ecuador            100%
Maderas Secas C.A. (2)                     Ecuador            100%
Marines C.A.(6)                            Ecuador            100%
Plantaciones De Balsa, S.A. (3)            Ecuador            100%
Productos del Pacifico, S.A.               Ecuador            100%
Recorcholis, S.A. (8)                      Ecuador            100%
Servicios Contables, S.A. (5)              Ecuador            100%
Balsa Ecuador Lumber Corporation           New Jersey         100%
Balsa Development Corporation              New Jersey         100%
Sanlam Corporation                         New York           100%
Baltek Foreign Sales Corporation           U.S. Virgin
                                           Islands            100%
Crustacea Corporation                      Delaware           100%
Cryogenic Structures Corporation           Delaware           94%   (1)
Baltek International Corporation           Delaware           100%
Baltek Mercosur, L.L.C.                    New Jersey         100%
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                                   EXHIBIT 21
                                   (Continued)

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 2001
                                                           Voting
                                           Where           Securities
                                           Incorporated    Owned
Pacific Timber Ltd. (4)                    Great Britain   100% (1)
Baltek GmbH                                Germany         100% (1)
Baltek, S.A.                               France          100% (1)
Baltek, Ltd.                               Great Britain   100% (1)
Baltek Scandinavia Aps (7)                 Denmark         100% (1)

(1) Includes qualifying shares in the names of individuals associated with the Company.

(2) Wholly-owned by Productos del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.

(3) Wholly-owned by Baltek Corporation, Compania Ecuatoriana de Balsa, S.A, Productos del Pacifico, S.A., Maderas Secas, C.A., Balmanta, S.A. and Servicios Contables, S.A.

(4)  Wholly-owned by Baltek Ltd.

(5) Wholly-owned by Compania Ecuatoriana de Balsa, S.A., Maderas Secas C.A., Balmanta, S.A. and Productos del Pacifico, S.A.

(6)  Wholly-owned by Baltek Corporation, Maderas Secas C.A. and Balmanta, S.A.

(7)  Wholly-owned by Baltek, S.A.

(8)  Wholly-owned by Marines C.A.

The above subsidiaries are included in the Company's consolidated financial statements.